Exhibit No. 10.33

SCHEDULE OF PARTICIPATING DIRECTORS AND OFFICERS

Armstrong World Industries, Inc. has entered into indemnification agreements with certain of its directors and officers, including Michael D. Lockhart, James J. Gaffney, Robert C. Garland, Judith R. Haberkorn, James J. O’Connor, Russell F. Peppet, Arthur J. Pergament, John J. Roberts, Alexander M. Sanders, Jr., F. Nicholas Grasberger, III, Stephen J. Senkowski, John N. Rigas, Frank J. Ready, Donald A. McCunniff and William C. Rodruan.